Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Thursday, July 23, 2009		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q2 2009 Financial Results

Subscribers – 10.6 million

Revenue – $408.5 million

GAAP Net Income – $32.4 million

GAAP EPS – $0.54 per diluted share

LOS GATOS, Calif., July 23, 2009 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the second quarter ended June 30, 2009.

“We continued to execute very well in the second quarter and are on track to deliver a record 2009,” said Reed Hastings, Netflix co-founder and chief executive officer. “As our subscriber base and disc shipments continue to expand and as we offer more opportunities to watch instantly via the Internet, we believe we are striking the right balance between growth, investment and earnings.”

Second-Quarter 2009 Financial Highlights

Subscribers. Netflix ended the second quarter of 2009 with approximately 10,599,000 total subscribers, representing 26 percent year-over-year growth from 8,411,000 total subscribers at the end of the second quarter of 2008 and 3 percent sequential growth from 10,310,000 subscribers at the end of the first quarter of 2009.

Net subscriber change in the quarter was an increase of 289,000 compared to an increase of 168,000 for the same period of 2008 and an increase of 920,000 for the first quarter of 2009.

Gross subscriber additions for the quarter totaled 1,936,000, representing 40 percent year-over-year growth from 1,384,000 gross subscriber additions in the second quarter of 2008 and 20 percent quarter-over-quarter decline from 2,413,000 gross subscriber additions in the first quarter of 2009.

Of the 10,599,000 total subscribers at quarter end, 98 percent, or 10,375,000, were paid subscribers. The other 2 percent, or 224,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the second quarter of 2008 and at the end of the first quarter of 2009.

Revenue for the second quarter of 2009 was $408.5 million, representing 21 percent year-over-year growth from $337.6 million for the second quarter of 2008, and a 4 percent sequential increase from $394.1 million for the first quarter of 2009.

Gross margin1 for the second quarter of 2009 was 34.1 percent compared to 31.8 percent for the second quarter of 2008 and 34.2 percent for the first quarter of 2009.

GAAP net income for the second quarter of 2009 was $32.4 million, or $0.54 per diluted share compared to GAAP net income of $26.6 million, or $0.42 per diluted share, for the second quarter of 2008 and GAAP net income of $22.4 million, or $0.37 per diluted share, for the first quarter of 2009. GAAP net income grew 22 percent on a year-over-year basis and GAAP EPS grew 29 percent on a year-over-year basis.

Non-GAAP net income was $34.4 million, or $0.58 per diluted share, for the second quarter of 2009 compared to non-GAAP net income of $28.7 million, or $0.45 per diluted share, for the second quarter of 2008 and non-GAAP net income of $24.2 million, or $0.40 per diluted share, for the first quarter of 2009. Non-GAAP net income grew 20 percent on a year-over-year basis and non-GAAP EPS grew 29 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation was $3.3 million for the second quarter of 2009, compared to $2.9 million for the second quarter of 2008 and $3.1 million for the first quarter of 2009. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the second quarter of 2009 was $23.88 per gross subscriber addition compared to $28.89 for the same period of 2008 and $25.79 for the first quarter of 2009.

Churn3 for the second quarter of 2009 was 4.5 percent compared to 4.2 percent for the second quarter of 2008 and for the first quarter of 2009. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the second quarter of 2009 was $26.3 million compared to $12.7 million in the second quarter of 2008 and $15.1 million for the first quarter of 2009.

Cash provided by operating activities for the second quarter of 2009 was $75.3 million compared to $67.4 million for the second quarter of 2008 and $65.6 million for the first quarter of 2009.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.
[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2009 and full-year 2009 are as follows:

Third-Quarter 2009

•	Ending subscribers of 10.9 million to 11.1 million

•	Revenue of $416 million to $422 million

•	GAAP net income of $23 million to $28 million

•	GAAP EPS of $0.39 to $0.47 per diluted share

Fourth-Quarter 2009

•	Ending subscribers of 11.6 million to 12 million

•	Revenue of $431 million to $445 million

•	GAAP net income of $21 million to $26 million

•	GAAP EPS of $0.36 to $0.44 per diluted share

Full-Year 2009

•	Ending subscribers of 11.6 million to 12 million, up from 11.2 million to 11.8 million

•	Revenue of $1.65 billion to $1.67 billion, up from $1.63 billion to $1.67 billion

•	GAAP net income of $99 million to $109 million, up from $96 million to $106 million

•	GAAP EPS of $1.65 to $1.82 per diluted share, up from $1.56 to $1.72 per diluted share

Earnings Call

The Netflix earnings call will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 6:00 p.m. Pacific Time on July 23, 2009 through midnight on July 27, 2009. To listen to a replay, call (719) 457-0820, access code 4688984.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. (NASDAQ: NFLX) is the world’s largest online movie rental service, with more than ten million subscribers. For one low monthly price, Netflix members can get DVDs delivered to their homes and can instantly watch movies and TV episodes streamed to their TVs and PCs, all in unlimited amounts. Members can choose from over 100,000 DVD titles and a growing library of more than 12,000 choices that can be watched instantly. There are never any due dates or late fees. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from 58 distribution centers. More than 97 percent of Netflix members live in areas that generally receive shipments in one business day. Netflix is also partnering with leading consumer electronics companies to offer a range of devices that can instantly stream movies and TV episodes to members’ TVs from Netflix. For more information, visit http://www.netflix.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the third and fourth quarters of 2009 and the full-year 2009. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers, especially in the current uncertain economic environment; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; the deterioration of the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2009. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues	$408,509	$394,098	$337,614	$802,607	$663,797
Cost of revenues:
Subscription	224,858	215,299	193,769	440,157	380,925
Fulfillment expenses *	44,385	43,969	36,318	88,354	71,967

Total cost of revenues	269,243	259,268	230,087	528,511	452,892

Gross profit	139,266	134,830	107,527	274,096	210,905
Operating expenses:
Technology and development *	27,119	24,200	22,186	51,319	42,453
Marketing *	46,231	62,242	39,984	108,473	94,879
General and administrative *	13,252	13,014	13,419	26,266	27,158
Gain on disposal of DVDs	(118)	(1,097)	(2,263)	(1,215)	(3,096)

Total operating expenses	86,484	98,359	73,326	184,843	161,394

Operating income	52,782	36,471	34,201	89,253	49,511
Other income (expense):
Interest expense on lease financing obligations	(674)	(670)	(681)	(1,344)	(1,104)
Interest and other income (expense)	866	1,610	2,404	2,476	10,064

Income before income taxes	52,974	37,411	35,924	90,385	58,471
Provision for income taxes	20,531	15,048	9,345	35,579	18,548

Net income	$32,443	$22,363	$26,579	$54,806	$39,923

Net income per share:
Basic	$0.56	$0.38	$0.43	$0.94	$0.64
Diluted	$0.54	$0.37	$0.42	$0.91	$0.62
Weighted average common shares outstanding:
Basic	57,872	58,734	61,782	58,301	62,262
Diluted	59,660	60,709	63,857	60,182	64,341

*Stock-based compensation included in expense line items:
Fulfillment expenses	$102	$120	$108	$222	$214
Technology and development	1,190	1,071	849	2,261	1,845
Marketing	458	443	455	901	964
General and administrative	1,528	1,498	1,493	3,026	3,012

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$32,443	$22,363	$26,579	$54,806	$39,923
Stock-based compensation	3,278	3,132	2,905	6,410	6,035
Income tax effect of stock-based compensation	(1,272)	(1,259)	(755)	(2,531)	(2,032)

Non-GAAP net income	$34,449	$24,236	$28,729	$58,685	$43,926

Non-GAAP net income per share:
Basic	$0.60	$0.41	$0.47	$1.01	$0.71
Diluted	$0.58	$0.40	$0.45	$0.98	$0.68
Weighted average common shares outstanding:
Basic	57,872	58,734	61,782	58,301	62,262
Diluted	59,660	60,709	63,857	60,182	64,341

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$87,471	$139,881
Short-term investments	167,498	157,390
Prepaid expenses	11,430	8,122
Prepaid revenue sharing expenses	14,671	18,417
Current content library, net	33,519	18,691
Deferred tax assets	5,594	5,617
Other current assets	22,381	13,329

Total current assets	342,564	361,447
Content library, net	100,316	98,547
Property and equipment, net	120,346	124,948
Deferred tax assets	17,225	22,409
Other assets	11,542	10,595

Total assets	$591,993	$617,946

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,634	$100,344
Accrued expenses	27,782	31,394
Current portion of lease financing obligations	1,275	1,152
Deferred revenue	80,495	83,127

Total current liabilities	211,186	216,017
Lease financing obligations, excluding current portion	37,301	37,988
Other liabilities	19,135	16,786

Total liabilities	267,622	270,791
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at June 30, 2009 and December 31, 2008; 57,415,726 and 58,862,478 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	64	62
Additional paid-in capital	375,574	338,577
Treasury stock at cost (6,295,073 and 3,491,084 shares at June 30, 2009 and December 31, 2008, respectively)	(215,250)	(100,020)
Accumulated other comprehensive income	725	84
Retained earnings	163,258	108,452

Total stockholders’ equity	324,371	347,155

Total liabilities and stockholders’ equity	$591,993	$617,946

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income	$32,443	$22,363	$26,579	$54,806	$39,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	9,013	9,175	8,188	18,188	14,772
Amortization of content library	53,235	49,304	57,012	102,539	114,582
Amortization of discounts and premiums on investments	119	194	177	313	316
Stock-based compensation expense	3,278	3,132	2,905	6,410	6,035
Excess tax benefits from stock-based compensation	(3,815)	(3,684)	(2,554)	(7,499)	(3,374)
Loss on disposal of property and equipment	110	144	—	254	—
Loss (gain) on sale of short-term investments	101	(572)	78	(471)	(4,242)
Gain on disposal of DVDs	(506)	(2,033)	(4,059)	(2,539)	(6,651)
Deferred taxes	5,404	(623)	(2,502)	4,781	(3,361)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(8,845)	(391)	(10,947)	(9,236)	(8,197)
Content library	(9,343)	(22,091)	(7,982)	(31,434)	(31,394)
Accounts payable	(6,549)	8,572	7,092	2,023	15,772
Accrued expenses	(234)	4,331	(14,551)	4,097	(6,724)
Deferred revenue	(128)	(2,504)	(489)	(2,632)	(3,779)
Other assets and liabilities	1,019	316	8,433	1,335	7,764

Net cash provided by operating activities	75,302	65,633	67,380	140,935	131,442

Cash flows from investing activities:
Purchases of short-term investments	(28,769)	(52,384)	(65,937)	(81,153)	(157,891)
Proceeds from sale of short-term investments	7,832	36,933	21,017	44,765	195,436
Proceeds from maturities of short-term investments	26,175	1,330	665	27,505	1,565
Purchases of property and equipment	(6,933)	(6,572)	(14,662)	(13,505)	(27,093)
Acquisitions of intangible asset	—	(200)	(1,000)	(200)	(1,000)
Acquisitions of content library	(43,224)	(46,499)	(44,410)	(89,723)	(95,726)
Proceeds from sale of DVDs	1,159	2,726	5,379	3,885	9,886
Investment in business	—	—	—	—	(6,000)
Other assets	11	(2)	20	9	28

Net cash used in investing activities	(43,749)	(64,668)	(98,928)	(108,417)	(80,795)

Cash flows from financing activities:
Principal payments of lease financing obligations	(295)	(269)	(230)	(564)	(352)
Proceeds from issuance of common stock	9,778	13,589	4,524	23,367	13,066
Excess tax benefits from stock-based compensation	3,815	3,684	2,554	7,499	3,374
Repurchases of common stock	(72,511)	(42,719)	—	(115,230)	(99,885)

Net cash (used in) provided by financing activities	(59,213)	(25,715)	6,848	(84,928)	(83,797)

Net decrease in cash and cash equivalents	(27,660)	(24,750)	(24,700)	(52,410)	(33,150)
Cash and cash equivalents, beginning of period	115,131	139,881	168,989	139,881	177,439

Cash and cash equivalents, end of period	$87,471	$115,131	$144,289	$87,471	$144,289

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$75,302	$65,633	$67,380	$140,935	$131,442
Purchases of property and equipment	(6,933)	(6,572)	(14,662)	(13,505)	(27,093)
Acquisitions of intangible asset	—	(200)	(1,000)	(200)	(1,000)
Acquisitions of content library	(43,224)	(46,499)	(44,410)	(89,723)	(95,726)
Proceeds from sale of DVDs	1,159	2,726	5,379	3,885	9,886
Other assets	11	(2)	20	9	28

Non-GAAP free cash flow	$26,315	$15,086	$12,707	$41,401	$17,537

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Subscriber information:
Subscribers: beginning of period	10,310	9,390	8,243
Gross subscriber additions: during period	1,936	2,413	1,384
Gross subscriber additions year-to-year change	39.9%	29.6%	34.6%
Gross subscriber additions quarter-to-quarter sequential change	(19.8)%	15.7%	(25.7)%
Less subscriber cancellations: during period	(1,647)	(1,493)	(1,216)
Subscribers: end of period	10,599	10,310	8,411
Subscribers year-to-year change	26.0%	25.1%	24.8%
Subscribers quarter-to-quarter sequential change	2.8%	9.8%	2.0%
Free subscribers: end of period	224	194	176
Free subscribers as percentage of ending subscribers	2.1%	1.9%	2.1%
Paid subscribers: end of period	10,375	10,116	8,235
Paid subscribers year-to-year change	26.0%	24.9%	24.6%
Paid subscribers quarter-to-quarter sequential change	2.6%	10.4%	1.6%
Average monthly revenue per paying subscriber	$13.29	$13.63	$13.78
Average monthly gross profit per paying subscriber	$4.53	$4.66	$4.39
Churn	4.5%	4.2%	4.2%
Subscriber acquisition cost	$23.88	$25.79	$28.89
Margins:
Gross margin	34.1%	34.2%	31.8%
Operating margin	12.9%	9.3%	10.1%
Net margin	7.9%	5.7%	7.9%
Expenses as percentage of revenues:
Technology and development	6.6%	6.1%	6.6%
Marketing	11.3%	15.8%	11.8%
General and administrative	3.2%	3.3%	4.0%
Gain on disposal of DVDs	0.0%	(0.2)%	(0.7)%

Total operating expenses	21.1%	25.0%	21.7%
Year-to-year change:
Total revenues	21.0%	20.8%	11.2%
Subscription	16.0%	15.0%	16.1%
Fulfillment expenses	22.2%	23.3%	21.6%
Technology and development	22.2%	19.4%	18.0%
Marketing	15.6%	13.4%	(11.6)%
General and administrative	(1.2)%	(5.3)%	(2.9)%
Gain on disposal of DVDs	(94.8)%	31.7%	(0.8)%
Total operating expenses	17.9%	11.7%	6.9%